Exhibit 10.9

SUBLEASE

This Agreement, made and entered into as of the 29 day of August 2008, by and among TitleMax of Georgia, Inc. (“Tenant”), whose address is 15 Bull Street, Suite 200, Savannah, Georgia 31401, EquityAuto Loan, LLC (“New Tenant”), whose address is 15 Bull Street, Suite 200, Savannah, Georgia 31401, and National Retail Properties LP (“Landlord”), whose address is 450 S. Orange Avenue Suite 900, Orlando, FL 32801,

W I T N E S S E T H:

Whereas, Tenant currently leases 2,024 square feet of space known as 465 W. Pike Street, Lawrenceville, Georgia (the “Property”) from Landlord under the terms of a lease (the ‘Lease”) dated August 29, 2008; and

Whereas, Tenant wishes to sublease the Property to New Tenant; and

Whereas, Landlord has agreed to the sublease as requested by Tenant and New Tenant.

NOW, THEREFORE, for and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

1. Sublease. Tenant hereby subleases the Property to New Tenant, with the terms of the sublease being identical to the Lease. New Tenant shall make its sublease payments to Landlord directly, and Landlord will credit such payments to the Lease as if the same were received from Tenant.

2. No Release. Tenant shall not, by virtue of this Agreement or otherwise, be released from any liability under the Lease.

IN WITNESS WHEREOF, Landlord, Tenant and New Tenant have executed this Agreement as of the day and year first written.

LANDLORD:

By:
Witness	Title:

TENANT:
TITLEMAX OF GEORGIA, INC
By:
Witness	Title: Tracy Young, President

NEW TENANT:
EQUITY AUTO LOAN, LLC
By:
Witness	Title: Tracy Young, President

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